WILLIAM D. ANDERSON
Chief Financial Officer,
BCE & Bell Canada
Telephone:
Fax
E-mail: bill.anderson@bell.ca


February 19, 1999

Troutt Family Trust - Separate Trust Estate of Kenny A. Troutt
c/o:  Kenny A. Troutt
10595 Strait Lane
Dallas, Texas
75229

RE:     PURCHASE AND SALE OF 4,000,000 COMMON SHARES OF TELEGLOBE INC.
        --------------------------------------------------------------

Sir:

Upon the terms and conditions set forth in this agreement, Troutt Family Trust - Separate Trust Estate of Kenny A. Troutt (the "TRUST") agrees to sell, and 129201 Canada Inc. ("129201") agrees to buy, 4,000,000 common shares of Teleglobe Inc. (the "SHARES") for a purchase price of US$ 29.50 per Share, for an aggregate purchase price of US$ 118 million.

The closing of the purchase and sale of the Shares shall take place at the offices of BCE Inc., Montreal, Quebec, on the fifth (5th) business day following the date of execution of this agreement by the Trust (the "CLOSING DATE"). On the Closing Date, the Trust will deliver to 129201 a single certificate representing the Shares registered in the name of 129201 against payment of the purchase price therefore by wire transfer of immediately available U.S. funds to the order of the Trust.

The Trust represents and covenants to BCE Inc. and 129201 as follows on the date hereof and on the Closing Date and acknowledges that BCE Inc. and 129201 are relying upon such representations and covenants in connection with the purchase of the Shares:

(a) the Trust is a trust duly created and subsisting and in good standing under the laws of its jurisdiction;

(b) the Trust has all necessary power and authority to enter into this agreement and to do all acts and things as required hereunder to be done, observed and performed by it;

(c) the Trust has taken all necessary action, if any, to authorize the execution of this agreement on its behalf by Kenny A. Troutt, and the performance by it of all acts and things as are required hereunder to be done, observed and performed by it;



                                    BCE INC.
                1000, rue de La Gauchetiere Ouest, bureau 3700,
                            Montreal (Quebec) H3B 4Y7
                                   WWW.BCE.CA

                                                                            .2

(d) this agreement has been duly and validly executed and delivered by the Trust and constitutes a legal, valid and binding obligation of the Trust enforceable in accordance with its terms;

(e) the Trust is the record owner of the Shares and Kenny A. Troutt is the sole beneficial holder of the Shares free and clear of any and all liens;

(f) no person, other than 129201 pursuant hereto, has any option or agreement or right capable of becoming an option or an agreement relating to the acquisition of any or all of the Shares;

(g) the entry into, execution and delivery of this agreement and the performance by the Trust of its obligations hereunder will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which the Trust or Kenny A. Troutt is a party or by which it or he is bound or in the creation of any lien on the Shares and does not require the consent, waiver, approval, license or authorization or filing with any governmental entity or person, other than filings under Rule 13d-1 promulgated under the Securities Exchange Act of 1934;

(h) the certificate representing the Shares is free of any legend other then a legend in relation to Section 145 of the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") or a legend in the form attached as Schedule A hereto;

(i) the Trust is a single inter vivos trust of which Kenny A. Troutt is the sole settlor and trustee; and

(j) Kenny A. Troutt shall have executed an affidavit in the form attached as Schedule B respecting certain Canadian takeover bid matters.

129201 represents to the Trust as follows on the date hereof and on the Closing Date and acknowledges that the Trust is relying upon such representations in connection with the sale of the Shares:

(a) this agreement has been duly and validly executed and delivered by 129201 and BCE Inc. and constitutes a legal, valid and binding obligation of 129201 and BCE Inc. enforceable in accordance with its terms;

(b) the entry into, execution and delivery of this agreement and the performance by 129201 and BCE Inc. of its obligations hereunder will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which 129201 or BCE Inc. is a party or by which it is bound and does not require the consent, waiver, approval, license or authorization or filing with any governmental entity or person;

(c) 129201 is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof;

(d) 129201 and BCE Inc. understand that the sale of the Shares to 129201 has not been registered under the Securities Act, the Shares constitute "restricted securities" for purposes of such Act and cannot and will not be sold unless

                                                                            .3


      subsequently registered under the Securities Act or an exemption from such registration is available;

(e)   129201 is an "accredited investor" within the meaning of subparagraph (a)
      (3) of Rule 501 and (a) (8) under the Securities Act;

(f) 129201 is aware that it may be required to bear the economic risk of an investment in the Shares for an indefinite period of time, and it is able to bear such risk for an indefinite period;

(g) 129201 has received and is in possession of adequate information concerning the legal, business and financial conditions of Teleglobe Inc. to make an informed decision regarding an investment in the Shares and hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it may have against the Seller or any of its affiliates relating to or arising out of any nondisclosure of information relating to Teleglobe Inc.;

(h) to the knowledge of BCE Inc., and without any independent enquiry, no shareholder of BCE Inc. has more than 5% of the issued and outstanding common shares of BCE Inc. as of the date hereof;

(i) after giving effect to the purchase by BCE Inc. and 129201 of the Shares, and taking into account any option or other right to purchase shares of stock of Teleglobe Inc. that BCE Inc. or any entity in which BCE Inc. owns a 5% or greater equity interest may have, BCE Inc. and any entity in which BCE Inc. owns a 5% or greater equity interest owns in the aggregate less than 50% of the voting power and value of the stock of Teleglobe Inc. as of the date hereof; and

(j) BCE Inc. and 129201 are not purchasing the Shares in concert with, or pursuant to a plan or arrangement with, Teleglobe Inc.

To the extent that the Seller has registration rights with respect to any of the Shares, and to the extent that such rights become assignable, the Seller shall assign such rights to 129201.

This agreement will terminate if it is not executed by the Trust and notice thereof given to BCE Inc. and 129201 within two (2) days of the date first above written.

This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York and the parties agree to submit to the non-exclusive jurisdiction of the courts of the State of New York.

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                                                            .4

Yours very truly,

129201 CANADA INC.

By: /s/ William D. Anderson
    --------------------------------------------



BCE Inc. agrees to guarantee the obligations of 129201 hereunder.

BCE INC.

By: /s/ William D. Anderson
    --------------------------------------------


The foregoing Agreement is hereby accepted by the Trust as of the date first above written.

TROUTT FAMILY TRUST - SEPARATE TRUST ESTATE OF KENNY A. TROUTT

By: /s/ Kenny A. Troutt
    --------------------------------------------
    Kenny A. Troutt


Kenny A. Troutt repeats and reiterates each of the representations and covenants in favour of BCE Inc.
and 129201 herein and acknowledges that BCE Inc.
and 129201 are relying upon such representations and covenants in connection with the purchase of the Shares.



/s/ Kenny A. Troutt
--------------------------------------------
Kenny A. Troutt

                                                                            .5

                                   SCHEDULE A


Legend



            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM."

                                                                            .6

                                   SCHEDULE B



                                    AFFIDAVIT

      I, the undersigned, Kenny A. Troutt, executive, domiciled at 10595 Strait Lane, City of Dallas, State of Texas, solemnly affirm the following:

1. I have read the agreement for the purchase and sale of 4,000,000 common shares of Teleglobe Inc. (the "SHARES") to be entered into between 129201 Canada Inc., Troutt Family Trust - Separate Trust Estate of Kenny A. Troutt (the "TRUST"), BCE Inc. and me on the date hereof and I am familiar with its contents;

2. the Trust is a trust duly created and subsisting and in good standing under the laws of its jurisdiction;

3. the Trust is a single inter vivos trust of which I am the sole settlor and trustee;

4. the Trust acquired the Shares directly from Troutt Partners, Ltd. which at all relevant times I controlled (the "PARTNERSHIP"), which had acquired the Shares directly from me;

5. for the period commencing two (2) years prior to the date hereof and terminating on the date hereof, the sole owners of the Shares were the Partnership, the Trust and me; and

6. neither the Partnership, the Trust nor I acquired the Shares in order that the purchaser might make use of a takeover exemption under Canadian securities legislation.


Signed at the City of Dallas, State of Texas, this 19th day of February, 1999.



--------------------------------------------
Kenny A. Troutt




Sworn to before me at the City of Dallas, State of Texas, on this 19th day of February, 1999.


--------------------------------------------
Notary Public for the State of Texas